As filed with the Securities and Exchange Commission on May 20, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PARAMETRIC TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	04-2866152
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

140 Kendrick Street, Needham, MA 02494

(Address of Principal Executive Offices) (Zip Code)

2000 Equity Incentive Plan

(Full title of Plan)

Aaron C. von Staats

Senior Vice President, General Counsel & Clerk

Parametric Technology Corporation

140 Kendrick Street

Needham, Massachusetts 02494

(Name and address of agent for service)

(781) 370-5000

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered		Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee
Common Stock, $.01 par value	13,000,000 shares	(1)	$5.26	(2)	$68,380,000	(2)	$8,048.33	(3)

(1)	This Registration Statement registers shares to be offered by us pursuant to our 2000 Equity Incentive Plan. The shares include associated stock purchase rights that currently are evidenced by certificates for shares of the Common Stock and that automatically trade with the shares.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Securities Act of 1933, and based on the average of the high and low sale prices of the Common Stock as reported by the Nasdaq National Market on May 13, 2005.

(3)	Pursuant to Rule 457(p), the aggregate amount of the registration fee is being offset by an aggregate of $5,748.96, representing the filing fees previously paid by the registrant in respect of 16,000,000 unissued shares previously registered on Registration Statements on Form S-8 Nos. 333-82914 (4,000,000 shares, filed February 15, 2002) and 333-107292 (12,000,000 shares, filed July 24, 2003) for which registration fees of $2,656.96 and $3,092.00, respectively, were paid, and with respect to which the offerings are complete. Accordingly, the adjusted registration fee for this Form S-8 is $2,299.37.

Statement Regarding Incorporation by Reference from Effective Registration Statement

Pursuant to General Instruction E to Form S-8, Parametric Technology Corporation’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on February 16, 2000 (Commission File No. 333- 30516), relating to the registration of 11,500,000 shares of the Company’s Common Stock, $.01 par value per share (the “Common Stock”), authorized for issuance under the Company’s 2000 Equity Incentive Plan (the “2000 EIP”), is incorporated by reference in its entirety herein. This Registration Statement provides for the registration of an additional 13,000,000 shares of Common Stock authorized for issuance under the 2000 EIP.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Needham, Massachusetts, on the 18th day of May, 2005.

PARAMETRIC TECHNOLOGY CORPORATION

By:	/s/ C. RICHARD HARRISON
C. Richard Harrison
Chief Executive Officer and President

Power of Attorney

We, the undersigned officers and directors of Parametric Technology Corporation, hereby severally constitute Aaron C. von Staats, Esq., and Matthew C. Dallett, Esq., and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Parametric Technology Corporation to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said registration statement and any and all amendments thereto.

WITNESS our hands and common seal on the date set forth below.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date
(i)	Principal Executive Officer:

	/s/ C. RICHARD HARRISON C. Richard Harrison	Chief Executive Officer, President and Director	May 18, 2005

(ii)	Principal Financial and Accounting Officer:

	/s/ CORNELIUS F. MOSES, III Cornelius F. Moses, III	Executive Vice President & Chief Financial Officer	May 18, 2005

	Signature	Title	Date
(iii)	Board of Directors:

	/s/ NOEL G. POSTERNAK Noel G. Posternak	Chairman of the Board of Directors	May 18, 2005

	/s/ ROBERT N. GOLDMAN Robert N. Goldman	Director	May 18, 2005

	/s/ DONALD K. GRIERSON Donald K. Grierson	Director	May 18, 2005

	/s/ OSCAR B. MARX, III Oscar B. Marx, III	Director	May 18, 2005

	/s/ JOSEPH M. O’DONNELL Joseph M. O’Donnell	Director	May 18, 2005

	/s/ MICHAEL E. PORTER Michael E. Porter	Director	May 18, 2005

Exhibit Index

Exhibit Number	Description

4.1(a)	Restated Articles of Organization of Parametric Technology Corporation adopted February 4, 1993 (filed as Exhibit 3.1 to our Quarterly Report on Form 10-Q for the fiscal quarter ended March 30, 1996 (File No. 0-18059) and incorporated herein by reference).

4.1(b)	Articles of Amendment to Restated Articles of Organization adopted February 9, 1996 (filed as Exhibit 4.1(b) to our Registration Statement on Form S-8 (Registration No. 333-01297) and incorporated herein by reference).

4.1(c)	Articles of Amendment to Restated Articles of Organization adopted February 13, 1997 (filed as Exhibit 4.1(b) to our Registration Statement on Form S-8 (Registration No. 333-22169) and incorporated herein by reference).

4.1(d)	Articles of Amendment to Restated Articles of Organization adopted February 10, 2000 (filed as Exhibit 3.1 to our Quarterly Report on Form 10-Q for the fiscal quarter ended April 1, 2000 (File No. 0-18059) and incorporated herein by reference).

4.1(e)	Certificate of Vote of Directors establishing Series A Junior Participating Preferred Stock (filed as Exhibit 3.1(e) to our Annual Report on Form 10-K for the fiscal year ended September 30, 2000 (File No. 0-18059) and incorporated herein by reference).

4.2	By-Laws, as amended and restated (filed as Exhibit 3.2 to our Annual Report on Form 10-K for the fiscal year ended September 30, 2000 (File No. 0-18059) and incorporated herein by reference).

4.3	Rights Agreement effective as of January 5, 2001 between Parametric Technology Corporation and American Stock Transfer & Trust Company (filed as Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended September 30, 2000 (File No. 0-18059) and incorporated herein by reference).

5.1	Opinion of Palmer & Dodge LLP as to the legality of the securities registered hereunder; filed herewith.

23.1	Consent of Palmer & Dodge LLP (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP, an independent registered public accounting firm, filed herewith.

24.1	Power of Attorney (contained on the signature page hereto).